                                                                    EXHIBIT 10.5
                                                                    ------------


                           WARRANT PURCHASE AGREEMENT
                           --------------------------


     This Warrant Purchase Agreement (this "Agreement") dated as of June 1, 1999 is entered into by and between Banyan Systems Incorporated, a Massachusetts corporation (the "Company"), and CBS Corporation, a Pennsylvania corporation (the "Purchaser").

     In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1.   Sale of Securities.
          ------------------

          1.1 Securities. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), Banyan will sell and issue to the Purchaser, and the Purchaser will purchase from Banyan a warrant to purchase 250,000 shares of Common Stock, $.01 par value per share, of (the "Common Stock") in the form attached hereto as Exhibit A (the "Warrant"), for the consideration set forth in Section 1.2 of this Agreement (the "Purchase Price").

          1.2 Purchase Price. The Purchase Price is two hundred fifty thousand dollars ($250,000) and shall be paid as set forth on Schedule 1.2 attached hereto.

     2.   The Closing.
          -----------

          (a) The closing (the "Closing") of the sale and purchase of the Warrant under this Agreement shall occur simultaneously with and at the same place as the closing of the transactions contemplated by the Common Stock and Warrant Purchase Agreement of even date herewith among Switchboard Incorporated, Banyan and the Purchaser (the "Switchboard Purchase Agreement"). The date of the Closing is hereinafter referred to as the "Closing Date."

          (b)  At the closing:

               (i) Banyan shall deliver (or cause to be delivered) to the Purchaser the various certificates, instruments and documents required to be so delivered by Banyan pursuant to Section 7.2 of this Agreement.

               (ii) The Purchaser shall deliver (or cause to be delivered) to Banyan the various certificates, instruments and documents required to be so delivered by the Purchaser pursuant to Section 7.3 of this Agreement.

               (iii) Banyan shall deliver to the Purchaser the Warrant being purchased at the Closing by the Purchaser, registered in the name of the Purchaser.

     3. Representations of Banyan. Except as disclosed by Banyan in Exhibit B hereto, Banyan hereby represents and warrants to the Purchaser that the statements contained in this Section 3 are true, complete and correct as of the date of this Agreement. Exhibit B shall be organized into sections corresponding with the sections of this Section 3 and the disclosure in any section of Exhibit B shall be deemed to qualify (i) the corresponding section of this Section 3 and (ii) other sections of this Section 3 to the extent it is clearly apparent (notwithstanding the absence of a specific cross reference) from a reading of such disclosure that such disclosure is applicable to such other sections.

          3.1 Organization and Standing. Banyan is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to conduct its business as presently conducted and as presently proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

          3.2 Issuance of Warrant. The issuance, sale and delivery of the Warrant in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares"), have been duly authorized by all necessary corporate action on the part of Banyan, and all such Warrant Shares have been duly reserved for issuance. The Warrant Shares, when issued upon exercise of the Warrant following payment of the exercise price therefor, will be duly and validly issued, fully paid and nonassessable.

          3.3 Authority for Agreement; No Conflict. The execution, delivery and performance by Banyan of this Agreement, and the consummation by Banyan of the transactions contemplated hereby has been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Banyan and constitutes a valid and binding obligation of Banyan enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of and performance of the transactions contemplated by this Agreement and compliance with its provisions by Banyan will not (a) conflict with or violate any provision of the Articles of Organization or By-laws of Banyan, (b) other than as may be required by the Hart-Scott-Rodino Antitrust Improvements Act ("HSR Act"), require on the part of Banyan any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which Banyan is a party or by which Banyan is bound or to which its assets are subject, (d) result in the imposition of any Security Interest upon any assets of Banyan or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Banyan or any of its properties or assets, other than any of the foregoing events listed in clauses (c), (d) or (e) of this Section 3.3 that would not have a material adverse effect on the business, assets or financial condition of Banyan (a "Banyan Material Adverse Effect"). For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law) other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, and (iv) statutory liens with respect to current taxes not yet due and payable.

          3.4 Governmental Consents. Except as may be required by the HSR Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of Banyan in connection with the execution and delivery by Banyan of this Agreement, the offer, issuance, sale and delivery of the Warrant, the issuance and delivery of the Warrant Shares or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws, and except any filings that, if not made as required, would not have a Banyan Material Adverse Effect. Based on the representations made by the Purchaser in Section 4 of this Agreement, the offer and sale of the Warrant to the Purchaser will be in compliance with applicable federal and state securities laws.

          3.5 Reports and Financial Statements. Banyan has previously furnished to the Purchaser complete and accurate copies, as amended or supplemented, of its (a) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, as filed with the Securities and Exchange Commission, (the "Commission"), and

(b) Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission (such reports are collectively referred to herein as the "Banyan Reports"). As of their respective dates, the Banyan Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Banyan included in the Banyan Reports (i) comply in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, (ii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Securities Exchange Act of 1934, as amended), and (iii) fairly present the consolidated financial condition, results of operations and cash flows of Banyan as of the respective dates thereof and for the periods referred to therein.

          3.6 Litigation. There is no action, suit or legal proceeding, or governmental inquiry or investigation, pending against Banyan, or, to Banyan's knowledge, threatened against, Banyan which questions the validity of this Agreement or the right of Banyan to enter into this Agreement.

          3.7 Absence of Certain Changes. Except as disclosed in the Banyan Reports, since December 31, 1998, there has been no material adverse change in the business, assets or financial condition of Banyan, other than changes occurring in the ordinary course of business.

          3.8 Undisclosed Liabilities. Banyan has no liability (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be shown on a balance sheet which is material to Banyan, except for (i) liabilities reflected in the Banyan Reports, (ii) liabilities which have arisen since March 31, 1999 in the ordinary course of business and (iii) contractual liabilities incurred in the ordinary course of business.

     4. Representations of the Purchaser. Except as disclosed by the Purchaser in Exhibit B-3 hereto, the Purchaser hereby represents and warrants to Banyan that the statements contained in this Section 4 are true, complete and correct as of the date of this Agreement. Exhibit B-3 shall be organized into sections corresponding with the sections of this Section 4 and the disclosure in any section of Exhibit B-3 shall be deemed to qualify (i) the corresponding section of this Section 4 and (ii) other sections of this Section 4 to the extent it is clearly apparent (notwithstanding the absence of a specific cross-reference) from a reading of such disclosure that such disclosure is applicable to such other sections.

          4.1 Investment. The Purchaser is acquiring the Warrant and the Warrant Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act").

          4.2 Experience. The Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Purchaser has been furnished with and has had access to such information as the Purchaser considered necessary to make a determination as to the purchase of the Warrant and the Warrant Shares.

          4.3 Organization and Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

          4.4 Authority for Agreement; No Conflict. The execution, delivery and performance by the Purchaser of this Agreement, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of and performance of the transactions contemplated by this Agreement and compliance with its provisions by the Purchaser will not (a) conflict with or violate any provision of the Articles of Incorporation or By-laws of the Purchaser, (b) other than as may be required by the HSR Act, require on the part of the Purchaser any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which its assets are subject, (d) result in the imposition of any Security Interest upon any assets of the Purchaser or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of its properties or assets, other than any of the foregoing events listed in clause (c), (d) or (e) of this Section 4.4 that would not have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement (a "Purchaser Material Adverse Effect").

          4.5 Governmental Consents. Except as may be required by the HSR Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing, and except any filings that, if not made as required, would not have a Purchaser Material Adverse Effect.

          4.6 Litigation. There is no action, suit or legal proceeding, or governmental inquiry or investigation, pending against the Purchaser or, to the Purchaser's knowledge, threatened against the Purchaser which questions the validity of this Agreement or the right of the Purchaser to enter into this Agreement, or which would have a Purchaser Material Adverse Effect.

     5. Reservation of Common Stock. Banyan will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of the Warrant.

     6. Transfer of Warrant. Neither the Warrant nor any interest therein is transferable in any respect.

     7.   Conditions to Closing.
          ---------------------

          7.1 Conditions to Each Party's Obligation. The obligation of Purchaser to purchase the Warrant and the obligation of Banyan to sell and issue the Warrant shall be subject to the satisfaction prior to (or, in the case of the condition set forth in Section 7.1(d) of this Agreement, simultaneously with) the Closing of the following conditions:

          (a) HSR Act Waiting Period. Any waiting period (and any extension thereof) under the HSR Act applicable to any of the transactions contemplated hereby shall have expired or been earlier terminated.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing or materially restricting or altering the consummation of the transactions contemplated by this Agreement shall be in effect; provided, however, that the provisions of this Section 7.1(b) shall not be available to any party that has directly or indirectly solicited or encouraged any such order, injunction or other restraint or prohibition.

          (c) Government Action. There shall not be any pending action by or before any governmental authority challenging or seeking to restrain or prohibit or materially alter the consummation of the transactions contemplated by this Agreement in any material respect or seeking to obtain any damages from the Purchaser or Banyan in connection with the transactions contemplated by this Agreement; provided, however, that the provisions of this Section 7.1(c) shall not be available to any party that has directly or indirectly solicited or encouraged any such action.

          (d) Switchboard Purchase Agreement. The closing of the transactions contemplated by the Switchboard Purchase Agreement shall occur simultaneously with the Closing.

          7.2 Additional Conditions to Purchaser's Obligations.niN The obligations of the Purchaser to purchase the Warrant at the Closing are subject to the fulfillment to its satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Purchaser in its sole discretion:

          (a) Representations and Warranties Correct; Performance of Obligations. The representations and warranties of Banyan set forth in Section 3 shall be true and correct in all respects as of the Closing Date as though made as of the Closing Date (other than those made as of a particular date, which shall be true and correct in all respects as of such date), except in each case for such failures of representations and warranties to be true and correct (i) as the result of changes expressly contemplated by this Agreement, and (ii) that would not have a Banyan Material Adverse Effect (it being agreed that the clause
(ii) shall be inapplicable to any portion of a representation and warranty which already contains a Banyan Material

Adverse Effect or other materiality qualification or, if an entire representation and warranty is so qualified, to all of such representation and warranty), and the Purchaser shall have received a certificate signed by an authorized officer of Banyan attesting to the foregoing. Banyan shall have performed or complied in all material respects with all obligations and conditions herein required to be performed or observed by it.

          (b) Consents and Waivers. Banyan shall have obtained in a timely fashion any and all consents, permits and waivers necessary for consummation of the transactions contemplated by this Agreement, other than any which if not obtained or effected would not reasonably be expected to have a Banyan Material Adverse Effect.

          (c) Certificates and Documents.  Banyan shall have delivered to the
              --------------------------
Purchaser:

              (i) the Articles of Organization of Banyan, as amended and in effect as of the Closing Date, certified as of a recent date by the Secretary of State of the Commonwealth of Massachusetts;

              (ii) certificates, as of a recent date, as to the corporate good standing of Banyan issued by the Secretary of State of the Commonwealth of Massachusetts;

              (iii) by-laws of Banyan, certified by its Clerk or Assistant
                    Clerk as of the Closing Date; and

              (iv) copies of the resolutions of Banyan's Board of Directors authorizing the transactions contemplated by this Agreement, certified by its Clerk or Assistant Clerk as of the Closing Date.

          (d) Opinion of Counsel. The Purchaser shall have received an opinion from the Company's counsel in form and substance of Exhibit C.

          7.3 Additional Conditions to Banyan's Obligations.nN The obligations of Banyan to sell and issue the Warrant at the Closing are subject to the fulfillment to its satisfaction on or prior to the Closing Date, of the following conditions, any of which may be waived by Banyan in its sole discretion:

          (a) Representations and Warranties Correct. The representations and warranties of the Purchaser set forth in Section 4 shall be true and correct in all respects as of the Closing Date as though made as of the Closing Date (other than those made as of a particular date, which shall be true and correct in all respects as of such date), except in each case for such failures of representations and warranties to be true and correct (i) as the result of changes expressly contemplated by this Agreement, and (ii) that would not have a Purchaser Material Adverse Effect (it being agreed that the clause (ii) shall be inapplicable to any portion of a representation and warranty which already contains a Purchaser Material Adverse Effect or other materiality qualification or, if an entire representation and warranty is so qualified, to all of such representation and warranty), and Banyan shall have received a certificate signed by an authorized officer of the Purchaser attesting to the foregoing. The Purchaser shall have performed or complied in all material respects with all obligations and conditions herein required to be performed or observed by it.

          (b) The Company shall have received an opinion from the Purchaser's counsel substantially in form and substance of Exhibit D.

     8.   Indemnification
          ---------------

          8.1  Indemnification by Banyan.   Banyan shall indemnify the Purchaser
and its affiliates and their respective officers, directors, employees, agents and representatives against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) ("Losses"), actually incurred by them, as incurred (payable promptly upon written request), arising from, in connection with or otherwise with respect to:

          (a) any breach of any representation or warranty of Banyan contained in this Agreement or in the closing certificate delivered at the Closing pursuant to Section 7.2(a); and

          (b) any breach of any covenant of Banyan contained in this Agreement.

          8.2 Indemnification by Purchaser. The Purchaser shall indemnify Banyan and its affiliates and their respective officers, directors, employees, agents and representatives against, and hold them harmless from, any Losses, actually incurred by them, as incurred (payable promptly upon written request), arising from, in connection with or otherwise with respect to:

          (a) any breach of any representation or warranty of the Purchaser contained in this Agreement or in the closing certificate delivered at the closing pursuant to Section 7.3(a); and

          (b) any breach of any covenant of the Purchaser contained in this Agreement.

          8.3 Calculation of Losses. The amount of any Loss for which indemnification is provided under this Section 8 shall be calculated net of any amounts actually recovered by the indemnified party under insurance policies with respect to such Loss and shall be (i) increased to take account of any net tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such tax cost or tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss.

          8.4 Termination of Indemnification. The obligations to indemnify and hold harmless any party, pursuant to this Section 8, shall terminate upon the second anniversary of the Closing Date; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before such anniversary date, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) pursuant to Section 8.5 to the party to be providing the indemnification.

          8.5  Procedures.
               -----------

          (a) In order for a party (the "indemnified party"), to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing of the Third Party Claim promptly following receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, promptly following the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim and not also addressed to the indemnifying party.

          (b) If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof. If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnified party completely in connection with such Third Party Claim and that would not otherwise adversely affect the indemnified party. Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party that the indemnified party reasonably determines, after conferring with its outside counsel, would reasonably be expected to have a material adverse effect on the assets, business, financial condition of results of operations of the indemnified party and cannot be separated from any related claim for money damages; provided, however, that the indemnifying party will not be bound by any determination in such Third Party Claim so defended by the indemnified party, or any compromise or settlement effected without its consent. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

          (c) Other Claims. In the event any indemnified party has a claim against any indemnifying party under Section 8.1 or 8.2 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under Section 8.1 or 8.2, except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. If the indemnifying party does not notify the indemnified party within 30 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 8.1 or 8.2, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under
Section 8.1 or 8.2 and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, any party may commence litigation in an appropriate court of competent jurisdiction.

          8.6 Survival of Representations. The representations and warranties contained in this Agreement and in the closing certificates delivered at the closing pursuant to Sections 7.2(a) and 7.3(a) shall survive the Closing and shall terminate at the close of business two years following the Closing Date.

          8.7  Limitations.
               -----------

          (a) Except with respect to claims based on actual fraud, from and after the Closing, the rights of the indemnified parties under this Section 8 shall be the sole and exclusive remedies of the indemnified parties and their respective affiliates with respect to claims resulting from or relating to any actual or alleged breach of representation or warranty or failure to perform any covenant contained in this Agreement or otherwise relating to the transactions that are the subject of this Agreement. Without limiting the generality of the foregoing, in no event shall Banyan or the Purchaser, their successors or permitted assigns, be entitled to claim or seek rescission of the transactions consummated under this Agreement.

          (b) Notwithstanding anything to the contrary contained in this Agreement, the aggregate liability of Banyan for the sum of all Losses under this Section 8 shall not exceed $250,000.

          (c) In no event shall any indemnifying party be responsible and liable for any Losses or other amounts under this Section 8 that are consequential, incidental, in the nature of lost profits, diminution in value, damage to reputation or the like, special or punitive or otherwise not actual Losses.

     9.     Termination.
            -----------

          9.1    Termination of Agreement.  This Agreement shall terminate prior
                 ------------------------
to the Closing as provided below:

          (a) the parties may terminate this Agreement by mutual written consent;

          (b) this Agreement shall terminate simultaneously with the termination of the Switchboard Purchase Agreement in accordance with the terms thereof.

          9.2 Effect of Termination. If this Agreement terminates pursuant to Section 9.1 of this Agreement, all obligations of the parties hereunder shall terminate without any liability of any party to the other parties.

     10.    Miscellaneous.
            -------------

          10.1 HSR Act Filings. Each of the parties shall promptly file (or cause to be filed) any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, shall use commercially reasonable efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable; provided, however, that no party shall be required to divest any of their respective businesses or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a material adverse effect on such party's business, assets or financial condition.

          10.2 Expenses. Each party shall pay its own fees and expenses in connection with the preparation and evaluation of this Agreement and the other agreements contemplated hereby and the closing of the transactions contemplated hereby and thereby.

          10.3 Brokers. Banyan and the Purchaser will indemnify and save the other harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any agreement, statement or representation alleged to have been made by such indemnifying party.

          10.4 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          10.5 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party shall be entitled to specific performance of the agreements and obligations hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

          10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

          10.7 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

     If to Banyan, at 120 Flanders Road, Westboro, MA 01581, Attention: Chief Financial Officer, or at such other address or addresses as may have been furnished in writing by Banyan to the Purchaser, with a copy to Hale and Dorr LLP, 60 State Street, Boston, MA 02109 Attention: Mark G. Borden, Esq.;

     If to the Purchaser, at CBS Corporation, 51 West 52nd Street, New York, NY 10019, Attention: Chief Financial Officer, or at such other address or addresses as may have been furnished to Banyan in writing by the Purchaser, with a copy to CBS Corporation, 51 West 52nd Street, New York, NY 10019, Attention: General Counsel.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

          10.8 Complete Agreement. This Agreement (including its Exhibits) and the Other Agreements constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          10.9 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Banyan and the Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          10.10 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          10.11 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an
original, and all of which shall constitute one and the same document.   This
Agreement may be executed by facsimile signatures.

          10.12 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

          10.13 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign its respective rights or obligations under this Agreement without the prior written consent of the other party hereto.

                         [signatures on following page]

          Executed as of the date first written above.

                                 BANYAN:

                                 BANYAN SYSTEMS INCORPORATED

                                 By: /s/ Richard M. Spaulding
                                     ---------------------------------
                                     Name:  Richard M. Spaulding
                                     Title: Vice President and Chief Financial
                                            Officer


                                 PURCHASER:

                                 CBS CORPORATION

                                 By: /s/ Frederic G. Reynolds
                                     ----------------------------------
                                     Name:  Frederic G. Reynolds
                                     Title: Executive VP and Chief Financial
                                            Officer



                 (signature page to warrant purchase agreement)

                                  SCHEDULE 1.2

                           Payment of Purchase Price
                           -------------------------

     The Purchase Price of two hundred fifty thousand dollars ($250,000) shall be paid, in the discretion of the Purchaser, by one of the following three methods:

     (i) the Purchaser shall arrange for the placement of advertising and promotion of Banyan in the Placement Possibilities and the Available Placement Types set forth below, with an aggregate value of two hundred and fifty thousand dollars ($250,000) (with prices of advertising determined on the same basis as in the Advertising and Promotion Agreement);

     (ii) the Purchaser shall purchase from Banyan an amount of information technology services (of the type described on Annex 1.2-I attached to this Schedule 1.2) sufficient for Banyan to realize a Margin (as defined in this Schedule 1.2) of two hundred and fifty thousand dollars ($250,000); or

     (iii) a combination of the foregoing clauses (i) and (ii) which has an aggregate value of two hundred and fifty thousand dollars ($250,000).

     The Purchaser shall make the election described in this Schedule 1.2 by delivering to Banyan written notice thereof pursuant to Section 10.7 of the Agreement within 30 days of the date of the Agreement. The obligation of the Purchaser to pay the Purchase Price is a binding obligation of the Purchaser.
As used in this Schedule 1.2, the term "Margin" shall mean the difference between the price(s) agreed upon by Banyan and the Purchaser for any information technology service(s) to be performed by Banyan pursuant to Section 1.2 of the Agreement and this Schedule 1.2 and Banyan's cost to perform the applicable service(s).

     To the extent that the Purchaser elects pursuant to this Schedule 1.2 to constitute the Purchase Price in whole or in part with the purchase from Banyan of information technology services, the Margin shall apply to all services performed by or on behalf of Banyan during the period ending one year after the date of the Agreement. For purposes of this Schedule 1.2, "performance" shall include services which are contracted for by the Purchaser during the period ending one year after the date of the Agreement but are not performed or completed by Banyan within that period for reasons which are attributable to the Purchaser. Notwithstanding the foregoing, the terms and conditions to govern any services performed by Banyan for the Purchaser shall be governed by a separate Services Agreement which shall be substantially in the form attached to this Schedule 1.2 as Annex 1.2-II.

                                   1.2(a)-1

PLACEMENT POSSIBILITIES

1.   CBS Television Network programming

2.   CBS Owned and Operated (a) Television and (b) Radio Stations programming

3.   CBS outdoor billboards

4.   CBS Internet Sites

5.   CBS Cable


AVAILABLE PLACEMENT TYPES:

--   30 second units, where available
--   15 second units, where available
--   10 second units, where available
--   URL Scrolls (5 seconds)
--   On-air mention (15 seconds)
--   Banner ads (10 seconds), buttons and sponsorships
--   Credit rolls/sign-offs (5 seconds)



                                   1.2(a)2